Exhibit 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment 2 to Registration Statement No. 33-46182 of Medusa Corporation on Form S-8 of our report dated January 27, 1997, which is incorporated by reference in the Annual Report on Form 10-K of Medusa Corporation for the year ended December 31, 1996, and to the reference to us as "Experts" in Item 3 of such Registration Statement.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Cleveland, Ohio
May 23, 1997